UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2012

VIASYSTEMS GROUP, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-15755	75-2668620
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Hanley Road

St. Louis, MO 63105

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (314) 727-2087

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02: Results of Operations and Financial Condition.

On April 16, 2012, Viasystems Group, Inc. (the “Company”) issued a press release announcing the Company’s estimates of net sales and operating income along with the first quarter 2012 results conference call to be held on May 9, 2012 at 11:00 a.m. Eastern Time.

On May 9, 2012, the Company issued a press release announcing the Company’s first quarter 2012 earnings, a copy which is attached as an exhibit hereto.

Item 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 5, 2012, John K. Pruellage, an independent director of the Company and a member of the Company’s Audit Committee, passed away.

On May 8, 2012, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) that as a result of Mr. Pruellage’s passing, along with the previously announced retirement of William C. McCormick, a former independent director of the Company, effective as of May 8, 2012, the Company’s board of directors (the “Board”) is no longer comprised of a majority of independent directors and the Company’s Audit Committee is no longer comprised of at least three independent directors, as required for continued listing by NASDAQ Listing Rules 5605(b)(1) and 5605(c)(2)(A), respectively.

In accordance with NASDAQ Listing Rules 5605(b)(1)(A) and 5605(c)(4)(B), the Company has until November 5, 2012 to regain compliance with NASDAQ Listing Rules 5605(b)(1) and 5605(c)(2)(A). The Board intends to commence a search for a new independent director and Audit Committee member and expects to be in compliance with such NASDAQ Listing Rules prior to November 5, 2012.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed under Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07: Submission of Matters to a Vote of Security Holders.

On May 8, 2012, the Company held its regular annual meeting of stockholders. The stockholders approved each of the three proposals detailed in the Company’s Definitive Proxy Statement on Schedule 14A which was filed with the Securities Exchange Commission on March 21, 2012:

Proposal 1: Election of ten directors to serve until the next annual meeting of stockholders.

	SHARES VOTED FOR	SHARES WITHHELD	BROKER NON-VOTES
Michael D. Burger	18,674,333	791,719	479,191
Timothy L. Conlon	18,708,813	757,239	479,191
Robert F. Cummings, Jr.	18,869,761	596,291	479,191
Kirby A. Dyess	18,869,662	596,390	479,191
Peter Frank	18,709,675	756,377	479,191
Jack D. Furst	18,709,653	756,399	479,191
Edward Herring	18,709,675	756,377	479,191
Dominic J. Pileggi	19,088,899	377,153	479,191
David M. Sindelar	18,760,632	705,420	479,191
Christopher J. Steffen	18,857,849	608,203	479,191

Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012.

SHARES VOTED FOR	SHARES VOTED AGAINST	SHARES ABSTAINING
19,594,709	3,543	346,991

Proposal 3: Approval of the amendment to the Viasystems Group, Inc. 2010 Equity Incentive Plan.

SHARES VOTED FOR	SHARES VOTED AGAINST	SHARES ABSTAINING
17,915,336	839,240	711,476

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished pursuant to Item 2.02 hereof, and the information contained in this report and such exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated therein.

Exhibit Number	Description
99.1	Press Release issued by the Company on May 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYSTEMS GROUP, INC.

By:	/s/ Christopher R. Isaak
Christopher R. Isaak
Vice President, Corporate Controller and Chief Accounting Officer

Date: May 9, 2012

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued by Viasystems Group, Inc. on May 9, 2012.